Exhibit 99.2

Avalo Reports Positive Phase 1b Results for AVTX-002 in Moderate to Severe Crohn's Disease Patients and Presents Additional Program Updates at 2022 Investor Event

•Immunology portfolio highlighted by success of a second positive study with AVTX-002 further validates the LIGHT mechanism of action in inflammatory diseases
•Efficacy signal demonstrated in heavily pre-treated subjects support further evaluation in inflammatory bowel disease patients’ refractory to three or more treatments, including anti-TNF alpha and other biologics
•Expands AVTX-002 target indications to include moderate to severe Non-eosinophilic Asthma patients with a Phase 2 randomized, placebo-controlled trial; top-line data anticipated in the second half of 2022
•AVTX-007 data in multiple myeloma indicated the therapy is generally safe and well tolerated; no efficacy signal was seen at the high dose and the decision was made to discontinue the program
•Prioritizing focus of AVTX-007 development in Adult Onset Still’s Disease; top-line data for Phase 1b trial anticipated by mid-year 2022
•Rare disease development programs progressing; pivotal study for AVTX-803 for Leukocyte Adhesion Deficiency II remains on track to dose its first patient in the first quarter of 2022; top-line Phase 1b data for AVTX-006 for complex lymphatic malformations in mid-year 2022

WAYNE, PA AND ROCKVILLE, MD, January 6, 2022 — Avalo Therapeutics, Inc. (Nasdaq: AVTX), a leading clinical-stage precision medicine company that discovers, develops, and commercializes targeted therapeutics for patients with significant unmet clinical need in immunology and rare genetic diseases, today provides a comprehensive update on the Company’s growth opportunities and mid-stage development portfolio.

“Avalo is poised for a pivotal year in 2022,” said Mike Cola, Chief Executive Officer of Avalo Therapeutics. "With multiple product candidates in clinical development, our focus is now on advancing and unlocking the value of these innovative therapies. We are particularly encouraged by our second positive trial with AVTX-002 and are excited by the broad potential in inflammatory diseases. As we progress our therapies towards pivotal trials and potential approvals, we believe there will be a number of business development opportunities creating optionality for the Company.”

Program Updates and Key Highlights

AVTX-002 Phase 1b Crohn’s Disease (CD) Clinical Trial Results:
•The Phase 1b, open-label, dose-escalation, signal-finding, multi-center study evaluated the safety, tolerability, pharmacokinetics, and short-term efficacy of AVTX-002 in adults with moderate to severe, active CD who have previously failed anti-tumor necrosis factor alpha (anti-TNFα) treatment. The study evaluated two different doses of AVTX-002 (1.0 mg/kg and 3.0 mg/kg) in which all subjects received a total of four doses of AVTX-002 by subcutaneous (SQ) injection at 14-day intervals and underwent colonoscopies at baseline and again at eight weeks.

•Clinically meaningful mucosal healing, determined by colonoscopy and adjudicated by a central reader, was observed in fifty percent (4/8) of subjects with one subject achieving remission (SES-CD = 0). Additionally, patients responded rapidly to treatment within eight weeks and free LIGHT levels decreased in all subjects.

•Seventy-five percent (3/4) of patients that demonstrated mucosal healing by colonoscopy reported they had returned to doing poorly two to three months after cessation of study drug, suggesting a drug-related effect; follow-up is ongoing for the remaining responder. Data continued to show that treatment with AVTX-002 was safe and well tolerated with no drug-related serious adverse events observed.

•Avalo continues to evaluate the biomarker data from this study.

•The Company is currently evaluating AVTX-002 in a cohort of ulcerative colitis (UC) patients with moderate to severe UC who are refractory to biologic therapy, including anti-TNFα, with data anticipated in the third quarter of 2022. Data from the CD and UC studies will inform the design for a subsequent randomized controlled clinical study in moderate to severe refractory patients.

AVTX-002 for the treatment of non-eosinophilic asthma (NEA):
•NEA is a significant subtype of asthma with a poor prognosis that encompasses approximately half of asthma patients. Biomarker data suggests that LIGHT plays a strong role in inflammation and airway remodeling in NEA and support the development of AVTX-002 for poorly controlled NEA patients.

•An investigational new drug (IND) application has been cleared by the FDA. The Company expects top-line data from the randomized, double-blind, placebo-controlled Phase 2 clinical trial in 80 patients with poorly-controlled NEA in the second half of 2022.

AVTX-007 in Multiple Myeloma and Adult Onset Still’s Disease (AOSD):
•Multiple Myeloma: The multicenter, open-label, dose-escalation Phase 1b study of AVTX-007 (anti-IL-18 mAb) in subjects with relapsed and refractory multiple myeloma is nearing completion. Three doses (4 mg/kg, 9 mg/kg and 14 mg/kg every 4 weeks) of AVTX-007 as a single agent were evaluated. AVTX-007 was generally safe and well tolerated, but no efficacy signal was seen in the high dose cohort or expansion phase. Based on these results, the Company is discontinuing the multiple myeloma program.

•AOSD: AVTX-007 is being evaluated in a multicenter, Phase 1b study in 12 refractory or steroid-dependent patients with AOSD in two cohorts. Top-line data for both cohorts of the trial are anticipated by mid-year 2022.

AVTX-800 programs (AVTX-801, AVTX-802, and AVTX-803) for Congenital Disorders of Glycosylation:
•Avalo plans to initiate the single-center (US), double-blind (plus open-label extension) pivotal study of AVTX-803 in patients with leukocyte adhesion deficiency type II (LAD II) caused by loss-of-function mutation in the SLC35C1 gene in the first quarter of 2022, with data expected in the third quarter of 2022.

•The Company remains in dialogue with the FDA to align on suitable clinical study designs for AVTX-801 (loss-of-function mutation in the PGM1 gene) and AVTX-802 (loss-of-function mutation in the MPI gene).

•All three of these programs have received Orphan Drug Designation (ODD) and Rare Pediatric Disease Designation (RPDD) which make them eligible for Priority Review Vouchers upon approval.

AVTX-006 in Complex Lymphatic Malformations:
•The Company expects top-line data from its Phase 1b proof-of-concept of AVTX-006 (dual mTORc1/c2 small molecule inhibitor) for complex lymphatic malformations in mid-year 2022.

•AVTX-006 has received ODD and RPDD making it eligible for Priority Review Voucher upon approval.

Virtual Investor Day

The Company will host a virtual investor day today on January 6th starting at 8:00 a.m. ET that will include presentations from members of Avalo’s senior management team. The event will provide a comprehensive update on Avalo’s lead programs and clinical-stage pipeline.

A live webcast of the event, as well as a replay, will be available on the Investors section of Avalo’s website at www.avalotx.com or linked here.

About Avalo Therapeutics

Avalo Therapeutics is a leading clinical-stage precision medicine company that discovers, develops, and commercializes targeted therapeutics for patients with significant unmet clinical need in immunology, immuno-oncology, and rare genetic diseases. The Company has built a diverse portfolio of innovative therapies to deliver meaningful medical impact for patients in urgent need. The Company’s clinical candidates commonly have a proven mechanistic rationale, biomarkers and/or an established proof-of-concept to expedite and increase the probability of success.

For more information about Avalo, please visit www.avalotx.com.

Forward-Looking Statements

This press release may include forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Avalo’s control), which could cause actual results to differ from the forward-looking statements. Such statements may include, without limitation, statements with respect to Avalo’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “might,” “will,” “could,” “would,” “should,” “continue,” “seeks,” “aims,” “predicts,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” or similar expressions (including their use in the negative), or by discussions of future matters such as: the future financial and operational outlook; the development of product candidates or products; timing and success of trial results and regulatory review; potential attributes and benefits of product candidates; and other statements that are not historical. These statements are based upon the current beliefs and expectations of Avalo’s management but are subject to significant risks and uncertainties, including: drug development costs, timing and other risks, including reliance on investigators and enrollment of patients in clinical trials, which might be slowed by the COVID-19 pandemic; regulatory risks; Avalo's cash position and the potential need for it to raise additional capital; general economic and market risks and uncertainties, including those caused by the COVID-19 pandemic; and those other risks detailed in Avalo’s filings with the SEC. Actual results may differ from those set forth in the forward-looking statements. Except as required by applicable law, Avalo expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Avalo’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

For media and investor inquiries
Chris Brinzey
Westwicke, an ICR Company
Chris.brinzey@westwicke.com
339-970-2843

or

Schond L. Greenway
Investor Relations
Chief Financial Officer
Avalo Therapeutics
sgreenway@avalotx.com
610-522-6200

For media inquiries

Robert Stanislaro or Helen O’Gorman
FTI Consulting
robert.stanislaro@fticonsulting.com
helen.o’gorman@fticonsulting.com
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